Exhibit 23(a)




                    CONSENT OF THE INDEPENDENT ACCOUNTANTS
                          OF THE SEAGRAM COMPANY LTD.



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-85485), of our report dated August 18, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of The Seagram Company Ltd., which is incorporated by reference in The Seagram Company Ltd.'s Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference of our report dated August 18, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
April 25, 2000